Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-61230, 333-24063, 333-24067, 333-24069, 333-48791, 333-48793, 333-91053) and Form S-3 (File No. 333-59203) of URS Corporation of our report dated January 17, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K.

January 24, 2003
San Francisco, California

/s/PricewaterhouseCoopers LLP

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